UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

Vor Biopharma Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39979	81-1591163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 380121 Cambridge, Massachusetts	02238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-6580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Vor Biopharma Inc. (the “Company”) approved an amendment and restatement of the Vor Biopharma Inc. 2021 Equity Incentive Plan to, among other things, (i) increase the number of shares of Common Stock reserved for issuance thereunder by 25,000,000 shares and (ii) decrease the number of shares that will automatically be added to the share reserve thereunder on January 1 of each calendar year from five percent (5%) to four percent (4%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year through and including calendar year 2035 (the “Amended and Restated Plan”), and submitted the Amended and Restated Plan for stockholder approval at the special meeting of stockholders of the Company on August 25, 2025 (the “Special Meeting”). The Company’s stockholders approved the Amended and Restated Plan at the Special Meeting.

The description of the terms of the Amended and Restated Plan contained herein and in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 8, 2025 (the “Proxy Statement”) is qualified in its entirety by the text of the Amended and Restated Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s stockholders voted on the three proposals set forth below. There were 83,943,397 shares of Common Stock represented at the Special Meeting by valid proxies or voted at the Special Meeting, which was approximately 66.28% of the shares of Common Stock entitled to vote at the Special Meeting. A more detailed description of each proposal is set forth in the Proxy Statement.

Proposal 1 – Common Stock Issuance (Common Stock Underlying Outstanding Warrants)

The stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of Common Stock issuable by the Company upon exercise of the outstanding Warrants (as defined in the Proxy Statement) by the following votes:

Votes For	Votes Against	Abstentions
83,538,782	374,905	29,710

Proposal 2 – Reverse Stock Split

The stockholders approved a series of alternate amendments to the Company’s Certificate of Incorporation, as amended, to effect, at the option of the Board of Directors, a reverse stock split of the Common Stock into a lesser number of outstanding shares at a ratio in the range of 1-for-5 to 1-for-30, inclusive, with such ratio to be determined by the Board of Directors in its sole discretion by the following votes:

Votes For	Votes Against	Abstentions
83,464,541	442,765	36,091

The reverse stock split has not yet been effected as of the date of this Current Report on Form 8-K.

Proposal 3 –Amendment and Restatement of the 2021 Equity Incentive Plan

The stockholders approved the Amended and Restated Plan by the following votes:

Votes For	Votes Against	Abstentions
81,284,977	2,274,708	383,712

Item 8.01	Other Events.

On August 27, 2025, in connection with the Company’s existing at-the-market sales program, the Company filed a prospectus supplement (“Prospectus Supplement”) to its effective shelf registration statement on Form S-3 (File No. 333-285969) (the “2025 Form S-3”). The 2025 Form S-3 replaced the prior registration statement on Form S-3 (File No. 333-263541) which expired in March 2025. The Company filed the Prospectus Supplement for the purpose of registering the offer and sale of shares of its Common Stock having an aggregate offering price of up to $119,699,305 from time to time through or to Stifel, Nicolaus & Company, Incorporated (“Stifel”) acting as agent, pursuant to the Company’s existing Sales Agreement with Stifel dated December 23, 2022.

In connection with the filing of the Prospectus Supplement, the Company is filing an opinion of its counsel, Cooley LLP, regarding the legality of the Common Stock being registered, which opinion is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Cooley LLP

10.1	Vor Biopharma Inc. Amended and Restated 2021 Equity Incentive Plan

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vor Biopharma Inc.

Date: August 27, 2025	By:	/s/ Jean-Paul Kress
Jean-Paul Kress
Chief Executive Officer